SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2003

Date of Filing: January 2, 2004

Lynx Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-22570	94-3161073
(Commission File No.)	(IRS Employer Identification No.)

25861 Industrial Blvd.
Hayward, California 94545
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 670-9300

Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURE
INDEX TO EXHIBITS
EXHIBIT 10.42
EXHIBIT 10.43
EXHIBIT 99.1

Item 5. Other Events

On December 31, 2003, Lynx Therapeutics, Inc. (the “Company”) completed a $4 million private placement of common stock and warrants to purchase common stock (the “financing”). The financing included the sale of 800,000 newly issued shares of common stock at a purchase price of $5.00 per share and the issuance of warrants to purchase 200,000 shares of common stock at an exercise price of $6.25 per share. The price per share of common stock for the financing was based on the average of the volume-weighted average price for the 10 consecutive trading days prior to the completion of the financing. The Company has agreed to file with the SEC a resale registration statement relating to the issued common stock and the common stock issuable upon exercise of the warrants. Forms of the transaction documents effecting the financing are attached as Exhibits 10.42 and 10.43. A press release announcing the financing is attached as Exhibit 99.1 hereto.

Item 7. Financial Statements and Exhibits

(c)  Exhibits

10.42	Securities Purchase Agreement by and among the Company and the investors listed therein.

10.43	Form of Warrant issued by the Company in favor of each investor.

99.1	Press Release, dated January 2, 2004, entitled “Lynx Completes $4 Million Private Equity Financing.”

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Lynx Therapeutics, Inc.

Dated: January 2, 2004	By:	/s/ Edward C. Albini

Edward C. Albini
Chief Financial Officer
(Principal Financial and Accounting Officer)

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INDEX TO EXHIBITS

10.42	Securities Purchase Agreement by and among the Company and the investors listed therein.

10.43	Form of Warrant issued by the Company in favor of each investor.

99.1	Press Release, dated January 2, 2004, entitled “Lynx Completes $4 Million Private Equity Financing.”